Exhibit 4.2

Execution Version

TECHNIPFMC PLC,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

$215,398,000

2.00% SENIOR NOTES DUE 2017

FIRST

SUPPLEMENTAL

INDENTURE

Dated as of March 29, 2017

EXHIBIT A:	Form of Note
EXHIBIT B:	Form of Certificate to be Delivered Upon Exchange or Registration of Transfer of Notes
EXHIBIT C:	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

-i-

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 29, 2017 (this “Supplemental Indenture”), between TechnipFMC plc, a public limited company incorporated under the laws of England and Wales (the “Company” or the “Issuer”), and U.S. Bank National Association, as trustee (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has entered into an Indenture, dated as of the date hereof (the “Original Indenture”), with the Trustee, as trustee;

WHEREAS, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under Sections 201, 301 and 901 of the Original Indenture, the form and terms of a new series of Securities (as defined in the Original Indenture) may at any time be established by a supplemental indenture executed by the Issuer and the Trustee;

WHEREAS, the Issuer proposes to create under the Indenture a new series of Securities; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

ESTABLISHMENT OF NEW SERIES

Section 1.01. Establishment of New Series.

(a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Issuer’s 2.00% Senior Notes due 2017 (the “Notes”).

(b) There are to be authenticated and delivered $215,398,000 principal amount of Notes on the Issue Date, and from time to time thereafter there may be authenticated and delivered an unlimited principal amount of Additional Notes.

(c) The Notes shall be issued initially in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company.

(d) Each Note shall be dated the date of authentication thereof and shall bear interest as provided in paragraph 1 of the form of Note in Exhibit A hereto.

(e) Additional Amounts shall be payable in relation to the Notes.

(f) If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.

ARTICLE II

DEFINITIONS

Section 2.01. Definitions in the Indenture. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Original Indenture. The following are additional definitions used in this Supplemental Indenture:

“Additional Notes” has the meaning assigned to it in Section 3.02 of this Supplemental Indenture.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Bankruptcy Act” means Title 11, United States Code, or any similar United States federal or state law (or any similar foreign law) for the relief of debtors.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“Exchange Notes” means any notes issued in exchange for Notes pursuant to the Registration Rights Agreement or similar agreement.

“Global Security” or “Global Note” means a Note that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Notes or any portion thereof.

“Issue Date” means the date on which the Notes are initially issued under the Indenture.

“Notes” has the meaning assigned to it in Section 1.01(a) herein, and includes both the Notes issued on the Issue Date and any Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means the registration rights agreement dated as of the date of this Supplemental Indenture, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Notes Legend” has the meaning set forth in Section 3.01(d) herein.

“Restricted Period” shall have the meaning set forth in Section 3.01(c) herein.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Transfer Restricted Note” means any Note that bears or is required to bear the Restricted Notes Legend.

“U.S. Person” means a “U.S. person” as defined in Regulation S.

ARTICLE III

THE NOTES

Section 3.01. Form.

(a) The Notes are being offered only to (A) Persons reasonably believed to be QIBs and (B) non-U.S. Persons in reliance on Regulation S. Such Notes may thereafter be transferred to, among others, QIBs, and purchasers in reliance on Regulation S, in each case, in accordance with the procedures described herein.

(b) The Notes offered to QIBs in the United States of America (the “Restricted Notes”) shall be issued in the form of a permanent global note including appropriate legends as set forth in the form of security attached as Exhibit A (the “Restricted Global Notes”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or its nominee, as hereinafter provided.

(c) The Notes offered to non-U.S. Persons outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent global note including appropriate legends as set forth in the form of security as attached hereto as Exhibit A (the “Regulation S Global Notes” and, together with the Restricted Global Notes and the Exchange Global Notes, the “Global Notes”). Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for the Depositary. Prior to the 40th day after the date the Notes are issued (such period through and including such 40th day, the “Restricted Period”), interests in the Regulation S Global Note may only be transferred to non U.S. Persons pursuant to Regulation S, unless exchanged for interests in a Global Note in accordance with the transfer and certification requirements described herein. Investors may hold their interests in the Regulation S Global Note through organizations other than Euroclear or Clearstream that are participants in the Depositary’s system or directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. If such interests are held through Euroclear or Clearstream, Euroclear and Clearstream will hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of the Depositary. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

(d) Unless and until (i) a Note issued as a Transfer Restricted Note is sold under an effective registration statement, (ii) a Note issued as a Transfer Restricted Note is exchanged for an Exchange Note in connection with an effective registration statement pursuant to the Registration Rights Agreement or (iii) the Issuer receives an opinion of counsel satisfactory to it to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, the Restricted Global Note and the Regulation S Global Note shall bear the “Restricted Notes Legend” as set forth in the form of security attached as Exhibit A.

(e) Exchange Notes exchanged for interests in the Restricted Notes and the Regulation S Notes will be issued in the form of a permanent Global Note deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in the form of security attached as Exhibit A (the “Exchange Global Note”). The Exchange Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate.

Section 3.02. Issuance of Additional Notes. The Issuer may, from time to time, issue an unlimited amount of additional Notes (“Additional Notes”) under the Indenture, which shall be issued in the same form as the Notes issued on the Issue Date and which shall have identical terms as the Notes issued on the Issue Date other than with respect to the issue date and first payment of interest. The Notes issued on the Issue Date shall be limited in aggregate principal amount to $215,398,000, subject to the provisions of Section 306 of the Original Indenture. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single series for purposes of giving of notices, consents, waivers, amendments and taking any other action permitted under the Indenture and for purposes of interest accrual and redemptions.

ARTICLE IV

REDEMPTION

Section 4.01. Optional Redemption.

(a) At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

(b) To redeem the Notes, the Issuer must pay a Redemption Price in an amount determined in accordance with the provisions of paragraph 5 of the form of Note in Exhibit A hereto.

(c) Any redemption pursuant to this Section 4.01 shall be made pursuant to the provisions of Article Eleven of the Original Indenture. The actual Redemption Price, calculated as provided in paragraph 5 of the form of Note in Exhibit A hereto, shall be certified in writing to the Trustee by the Company no later than one Business Day prior to each Redemption Date.

Section 4.02. Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes and shall have no obligation to repurchase any Notes at the option of the Holders.

ARTICLE V

TRANSFER RESTRICTIONS

Section 5.01. Unregistered Offering. The initial offering and sale of the Notes shall not be registered under the Securities Act or any state securities laws. The Notes shall be offered pursuant to exemptions from the registration requirements of the Securities Act to QIBs and in reliance on Regulation S promulgated under the Securities Act. For so long as any of the Notes constitute “restricted securities” within the meaning of Rule 144(a)(3) promulgated under the Securities Act, the Issuer shall, if the Issuer is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, furnish to any Holder or beneficial owner of such Notes, or to any prospective purchaser of such Notes designated by such Holder or beneficial owner, in each case upon the written request of such Holder, beneficial owner or prospective purchaser, the information required to be provided pursuant to Rule 144A(d)(4) promulgated under the Securities Act.

Section 5.02. Transfers of Notes.

(a) The following provisions shall apply with respect to any proposed transfer of any Transfer Restricted Note prior to the expiration of the holding period applicable to sales of such Notes under Rule 144, and the Security Registrar shall refuse to register any transfer of such Notes not complying with the restrictions set forth in the Restricted Notes Legend and in this Article V. In addition to the requirements set forth in Section 305 of the Indenture, Restricted Transfer Notes that are presented or surrendered for registration of transfer or exchange pursuant to Section 305 of the Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar may conclusively rely:

(1) if such Transfer Restricted Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto);

(2) if such Transfer Restricted Notes are being transferred (1) to a QIB in accordance with Rule 144 or (2) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);

(3) if such Transfer Restricted Notes are being transferred pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S, certifications to that effect from such Holder (in substantially the form of Exhibit B and Exhibit C hereto); or

(4) if such Transfer Restricted Notes are being transferred in reliance on and in compliance with (1) an exemption from registration in accordance with Rule 144 under the Securities Act or (2) another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto) and an opinion of counsel, certification or other evidence as may reasonably be required to that effect if the Issuer or the Trustee so requests.

(b) A Holder of a beneficial interest in Regulation S Global Note who wishes to transfer its interest in such Note to a QIB in accordance with Rule 144A who takes delivery in the form of a beneficial interest in the Restricted Global Note shall deliver to the Security Registrar a certification to that effect (in substantially the form of Exhibit C attached hereto) upon which the Security Registrar may conclusively rely. After the expiration of the Restricted Period, interests in the Regulation S Global Note may be transferred without requiring the certification set forth in this Section 5.02(b).

(c) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 305 of the Indenture and Section 3.01 and Section 5.02 herein (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act; provided, however, that prior to the expiration of the Restricted Period, transfers and exchanges of beneficial interests in the Regulation S Global Note may be made pursuant to such restrictions only (1) to a Person that is not a U.S. person or for the account or benefit of a Person that is not a U.S. person within the meaning of Regulation S under the Securities Act or (2) to a QIB, in each case that hold such interests through Euroclear or Clearstream.

(d) If Notes are issued upon the registration of transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Notes so issued shall not bear such legends. If Notes are issued upon the registration or transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, or if a request is made to remove the Restricted Notes Legend on a Note, the Notes so issued shall bear the Restricted Notes Legend, or the Restricted Notes Legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Issuer that neither the Restricted Notes Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S, that such Notes are not “restricted securities” within the meaning of Rule 144 or that such Notes were transferred pursuant to an effective registration statement under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate and deliver a Note that does not bear the Restricted Notes Legend. If a Restricted Notes Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Issuer, the Restricted Notes Legend and the restrictions on transfer set forth therein shall be reinstated.

(e) Notwithstanding anything herein to the contrary, neither the Trustee nor the Security Registrar shall have any responsibility to receive any letters, opinions or certifications, nor any responsibility to monitor compliance with any transfer restrictions, in connection with any transfer or exchange of any beneficial interest in a Global Note for a beneficial interest in the same Global Note.

(f) Notwithstanding the foregoing, in the event that any Transfer Restricted Notes are exchanged for an Exchange Notes in connection with an effective registration statement pursuant to the Registration Rights Agreement, the Issuer shall issue and, at the direction of the Issuer, the Trustee shall authenticate the Exchange Notes in exchange for Transfer Restricted Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the Restricted Notes Legend, and the Security Registrar shall rescind any restriction on the transfer of such Exchange Notes.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 6.02. Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 6.03. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 6.04. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.05. Trustee Makes No Representation; Trustee’s Rights and Duties. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be liable in connection therewith. The rights and duties of the Trustee shall be determined by the express provisions of the Original Indenture and, except as expressly set forth in this Supplemental Indenture, nothing in this Supplemental Indenture shall in any way modify or otherwise affect the Trustee’s rights and duties thereunder.

[Signatures on following page]

SIGNATURES

ISSUER:

TECHNIPFMC PLC

By:	/s/ Jay A. Nutt
Name: Jay A. Nutt
Title:	Senior Vice President and Deputy Chief Financial Officer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Name:	Steven A. Finklea, CCTS
Title:	Vice President

First Supplemental Indenture

EXHIBIT A

(Form of Face of Note)

CUSIP [•][1]	No.
ISIN [•][2]	$

TECHNIPFMC PLC

2.00% Senior Note due 2017

TECHNIPFMC PLC, a public limited company incorporated under the laws of England and Wales, promises to pay to                     , or registered assigns, the principal sum of $                     Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto]3 on October 1, 2017.

Interest Payment Date: October 1, 2017

Record Date: September 15, 2017

TECHNIPFMC PLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[1]	CUSIPs: 87854X AA9 (144A); G87110 AA3 (Reg S); 87854X AB7 (Unrestricted).
[2]	ISINs: US87854XAA90 (144A); USG87110AA38 (Reg S); US87854XAB73 (Unrestricted).
[3]	To be included only if the Note is issued in global form.

(Form of Back of Note)

2.00% Senior Note due 2017

[GLOBAL SECURITIES LEGEND: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]4

[RESTRICTED NOTES LEGEND: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIROR (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF TECHNIPFMC PLC THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO TECHNIPFMC PLC, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[4]	To be included only if the Note is issued in global form.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (E) ABOVE, TECHNIPFMC PLC RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]5

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest; Additional Interest. TechnipFMC plc, a public limited company incorporated under the laws of England and Wales (the “Company” or the “Issuer”), promises to pay interest on the principal amount of this Note at 2.00% per annum from April 1, 2017 until maturity. The Issuer shall pay interest on October 1, 2017, or if such day is not a Business Day, on the next succeeding Business Day (the “Interest Payment Date”). Interest on the Notes shall accrue from April 1, 2017. The Issuer shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Act) on overdue principal and premium, if any, from time to time on demand at the same rate; and it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Act) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Issuer shall pay interest on the Notes (except Defaulted Interest) to the Persons who are Holders of Notes at the close of business on September 15, 2017, even if such Notes are canceled after such record date and on or before the Interest Payment Date, except as provided in Section 307 of the Original Indenture with respect to Defaulted Interest, and the Issuer shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a Paying Agent on or after the Stated Maturity thereof. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose (which initially is the corporate trust office of U.S. Bank National Association at 100 Wall Street, Suite 1600, New York, New York 10005) or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium, if any, on, (a) each Global Security and (b) all other Notes aggregating at least $1,000,000 in principal amount the Holder of which shall have provided wire transfer

5 To be included in the Restricted Global Note and the Regulation S Global Note.

instructions to the Issuer or the Paying Agent to an account in the United States prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Security Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, has been appointed to act as Paying Agent and Security Registrar. The Issuer may change any Paying Agent or Security Registrar without notice to any Holder. The Issuer may act in any such capacity.

4. Indenture. The Issuer issued the Notes under an Indenture dated as of March 29, 2017 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of March 29, 2017 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent permitted by law. The Issuer may issue an unlimited principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series (with identical terms other than with respect to the issue date and first payment of interest) as the initial Notes for the purposes indicated in Section 3.02 of the Supplemental Indenture).

5. Optional Redemption. (a) At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

(b) To redeem the Notes, the Issuer must pay a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the Treasury Rate (as defined below) plus 20 basis points, plus in either case, any accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

For purposes of determining the Redemption Price, the following definitions shall apply:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, for any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or their respective affiliates which are primary U.S. government securities dealers in the United States (a “Primary Treasury Dealer”), and their respective successors; provided, however, that if either of the foregoing and its affiliates and subsidiaries shall not be a Primary Treasury Dealer at the appropriate time, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed by the Company as of the second Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The election of the Issuer to redeem any Notes need not be evidenced by a Board Resolution.

6. Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase them at the option of the Holders.

7. Notice of Redemption. Any notice of redemption shall be given at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption and with respect to which the Redemption Price has been paid.

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes or other governmental charges imposed in relation thereto.

9. Persons Deemed Owners. The registered holder of a Note shall be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then Outstanding Securities of each series affected thereby, any past default relating to the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes, and the Holders of a majority in principal amount of all Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any other past default under the Indenture. Without the consent of any Holder of a Note, the Indenture may be amended or supplemented for any of the purposes set forth in Section 901 of the Indenture, including to cure any ambiguity, defect or inconsistency, to evidence the succession of another Person to the Company and provide for the assumption by any such successor of the covenants of the Company herein and in the Indenture, to make any change that does not adversely affect the rights under the Indenture of any Holder of the Notes in any material respect, to comply with the requirements of the Commission to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor or additional Trustee, to add to the covenants of the Issuer or any additional Events of Default, to secure the Notes or to establish the form or terms of any other series of Securities.

11. Events of Defaults and Acceleration. Events of Default with respect to the Notes include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when due at Stated Maturity, upon redemption or otherwise; (iii) default in the performance or breach of any covenant of the Company in the Indenture (other than a covenant referred to in clause (i) or (ii) or included in the Indenture for the sole benefit of a series of Securities other than the Notes), and continuance of such default for a period of 90 days (or, in the case of a default under the covenant in Section 704 of the Indenture, 120 days) after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all series affected thereby a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; and (iv) certain events of bankruptcy, insolvency or reorganization with respect to the Issuer. If any Event of Default referred to in clause (i) or (ii) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable. If an Event of Default referred to in clause (iii) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of all Outstanding Securities of all series affected by such default, including the Notes, may declare all such Securities to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default referred to in clause (iv), all Outstanding Securities shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

12. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

13. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

14. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

TechnipFMC plc

11740 Katy Freeway

Energy Tower 3

Houston, Texas 77079

Attention: Agnes Brault, Vice President Treasury and Financing

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _____________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE6

The original principal amount of this Global Note is $[•]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

[6]	To be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF

TRANSFER OF NOTES

Re: 2.00% Senior Notes due 2017 (the “Notes”) of TechnipFMC plc (the “Company”)

This Certificate relates to $             principal amount of Notes held in book-entry or definitive form by                      (the “Transferor”). The Transferor has requested the Security Registrar by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”).

In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the Transfer does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because:

Such Note or beneficial interest is being acquired for the Transferor’s own account without transfer.

Such Note or beneficial interest is being transferred to (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act, that is purchasing for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the Transfer is being made in reliance on Rule 144A; or (ii) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Exhibit C to the Supplemental Indenture setting forth the terms of the Notes pursuant to the Indenture).

Such Note or beneficial interest is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act provided by Rule 144 or (ii) an effective registration statement under the Securities Act.

Such Note or beneficial interest is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests).

B-1

Fill in blank or check appropriate item, as applicable.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

B-2

EXHIBIT C

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS PURSUANT TO REGULATION S

Re: 2.00% Senior Notes due 2017 (the “Notes”) of TechnipFMC plc (the “Company”)

This Certificate relates to $         principal amount of Notes held in book-entry form by (the “Transferor”).

The Transferor has requested the Security Registrar by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”) for an interest in the Regulation S Global Note to be held with [Euroclear] [Clearstream] through the Depositary (in each case as defined in the Indenture related to the above-referenced Notes).

In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with such Indenture and that:

(a) the offer of such Notes or beneficial interests was not made to a person in the United States or for the benefit of a person in the United States (other than an Initial Purchaser);

(b) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(c) no directed selling efforts have been made by the Transferor in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”), as applicable;

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e) if the proposed transfer is being made prior to the expiration of a 40-day “distribution compliance period” as defined in Regulation S under the Securities Act, the transfer is being made (a) to a person that is not a U.S. person or for the account or benefit of a person that is not a U.S. person within the meaning of Regulation S under the Securities Act; or (b) to a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, in each case that holds such Note or beneficial interests through [Euroclear] [Clearstream].

C-1

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

C-2